CIBUS, INC.

2025 EMPLOYEE STOCK PURCHASE PLAN
1.Establishment.

1.1.This Cibus, Inc. 2025 Employee Stock Purchase Plan (this “Plan”) is effective as of May 22, 2025 (the “Effective Date”), subject to approval by the stockholders of the Company on or before the 12-month anniversary of the date this Plan is adopted by the Board. If stockholder approval is not received by such date, this Plan will have no effect.

1.2.This Plan includes two components: a 423 Component and a Non-423 Component. It is the intention of the Company to have the 423 Component qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423. In addition, this Plan authorizes the grant of Purchase Rights under the Non-423 Component that does not meet the requirements of an Employee Stock Purchase Plan because of deviations necessary or advisable to permit or facilitate participation in this Plan by Employees who are foreign nationals or employed or located outside of the United States while complying with applicable foreign laws; such Purchase Rights will be granted pursuant to rules, procedures or sub-plans adopted by the Board or Committee designed to achieve these objectives for Eligible Employees and the Company and its Parents and Subsidiaries. Except as otherwise provided herein or determined by the Board or Committee, the Non-423 Component will operate and be administered in the same manner as the 423 Component. In addition, under the 423 Component, the Company may make separate Offerings which vary in terms (although not inconsistent with the provisions of this Plan and not inconsistent with the requirements of an Employee Stock Purchase Plan), and the Company will designate which Participating Company is participating in each separate Offering.

1.3.If a Participant transfers employment from the Company or any Designated 423 Corporation participating in the 423 Component to a Designated Non-423 Corporation participating in the Non-423 Component, he or she will immediately cease to participate in the 423 Component; however, any Contributions made for the Purchase Period in which such transfer occurs will be transferred to the Non-423 Component, and such Participant will immediately join the then-current Offering under the Non-423 Component on the same terms and conditions in effect for his or her participation in this Plan, except for such modifications as may be required by or appropriate under applicable law. If a Participant transfers employment from a Designated Non-423 Corporation participating in the Non-423 Component to the Company or any Designated 423 Corporation participating in the 423 Component, he or she will remain a Participant in the Non-423 Component until the earlier of (a) the end of the current Offering under the Non-423 Component, or (b) the Offering Date of the first Offering in which he or she participates following such transfer. If a Participant transfers employment to a Parent, a Subsidiary, or an Affiliate that is not a Participating Company, he or she will immediately cease to participate in the ongoing Offering, and his or her accumulated, unused Contributions will be returned as soon as possible.

2.Term of this Plan. This Plan shall continue in effect until the earliest of (a) its termination by the Board, (b) the issuance of all Stock available for issuance under this Plan and (c) the day before the ten year anniversary of the Effective Date.

3.Purpose. The purpose of this Plan is to provide Eligible Employees with a means of acquiring an equity interest in the Company through payroll deductions, to enhance such employees’ sense of participation in the affairs of the Company and to provide an incentive for continued employment.

4.Shares Subject to this Plan. Subject to adjustment as provided in this Section 4, the maximum aggregate number of shares of Stock that may be issued under this Plan shall be 326,384 and shall consist of authorized but unissued or reacquired shares of Stock, shares of Stock purchased on the open market, or any combination thereof. The maximum aggregate number of shares of Stock that may be issued under this Plan will be automatically increased on the first day of each Company fiscal year beginning in 2026 and ending in 2035 in an amount equal to the lesser of (i) 326,384 shares of Stock and (ii) such number of shares of Stock as determined by the Board in its discretion. Subject to the requirements of Section 424 of the Code to the extent applicable, in the event of any change in capitalization of the Company or other extraordinary transactions or events, appropriate and proportionate adjustments shall be made in the number and kind of shares subject to this Plan, the limit on the shares which may be purchased by any Participant during an Offering (as described in Sections 9 and 10.1) and each Purchase Right, and in the Purchase Price in order to prevent dilution or enlargement of Participants’ rights under this Plan.

5.Eligibility.

5.1.Eligible Employees. Each Employee of a Participating Company is eligible to participate in an Offering Period under this Plan, except Employees who have been employed by the Participating Company Group for a period of less than one (1) month as of the first day of an Offering Period (unless otherwise determined by the Committee).

5.2.Exclusion of Certain Stockholders. Notwithstanding any provision of this Plan to the contrary, no Employee shall be treated as an Eligible Employee and granted a Purchase Right under this Plan if, immediately after such grant, the Employee would own, or hold options to purchase, stock of the Company or of any Parent or Subsidiary possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of such corporation, as determined in accordance with Section 423(b)(3) of the Code. For purposes of this Section 5.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of such Employee.

6.Offering Dates.

6.1.Unless otherwise determined by the Committee, the Purchase Date for each Offering Period will be the last day of the Offering Period. Offering Periods may be consecutive. If the first or last day of an Offering Period or a Purchase Period is not a Business Day, the Company shall specify the Business Day that will be deemed the first or last day, as the case may be, of the Offering Period or Purchase Period.

6.2.Each Offering Period under this Plan shall be for such duration as is determined by the Committee; provided, however, that no Offering Period may have a duration exceeding 27 months.

7.Participation in this Plan.

7.1.Initial Participation. Any Employee who is an Eligible Employee may become a Participant in an Offering Period by completing and electronically submitting a Subscription Agreement not later than the close of business on the Subscription Date established by the Company for that Offering Period. An Eligible Employee who does not electronically submit a properly completed Subscription Agreement on or before the Subscription Date for an Offering Period shall not participate in this Plan for that Offering Period or for any subsequent Offering Period unless the Eligible Employee subsequently electronically submits a properly completed Subscription Agreement on or before the Subscription Date for such subsequent Offering Period. An Employee who becomes an Eligible Employee after the Offering Date of an Offering Period shall not be eligible to participate in that Offering Period but may participate in any subsequent Offering Period provided the Employee is still an Eligible Employee as of the Offering Date of such subsequent Offering Period.

7.2.Continued Enrollment in Offering Periods. Once an Employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period provided that the Participant remains an Eligible Employee on the Offering Date of the new Offering Period and has not either (a) withdrawn from participation in this Plan pursuant to Section 12, or (b) terminated employment or otherwise ceased to be an Eligible Employee as provided in Section 5. A Participant who may automatically participate in a subsequent Offering Period, as provided in this Section, is not required to electronically submit any additional Subscription Agreement for the subsequent Offering Period in order to continue participation in this Plan. However, a Participant may electronically submit a new Subscription Agreement for a subsequent Offering Period in accordance with the procedures set forth in Section 7.1 if the Participant desires to change any of the elections contained in the Participant’s then effective Subscription Agreement.

8.Purchase Price. The Purchase Price in any Offering Period will be determined by the Committee, provided that in no event may the Purchase Price in an Offering be less than eighty-five (85%) percent of the lesser of (a) the Fair Market Value on the Offering Date and (b) the Fair Market Value on the Purchase Date.

9.Grant of Purchase Right. Except as otherwise provided herein, on the Offering Date of each Offering Period, each Participant in such Offering Period shall be granted automatically a Purchase Right consisting of an option to purchase that number of whole shares of Stock determined by dividing the Dollar Limit (determined as provided below) by the Fair Market Value of a share of Stock on such Offering Date. The Committee may, in its discretion and prior to the Offering Date of any Offering Period, (a) change the method of, or any of the foregoing factors in, determining the number of shares of Stock subject to Purchase Rights to be granted on such Offering Date, or (b) specify a maximum aggregate number of shares that may be purchased by all Participants in an Offering or on any Purchase Date within an Offering Period. No Purchase Right shall be granted on an Offering Date to any person who is not, on such Offering Date, an Eligible Employee. For the purposes of this Section, the “Dollar Limit” shall be determined by multiplying $2,083.33 by the number of months (rounded to the nearest whole month) in the Offering Period and rounding to the nearest whole dollar.

10.Payment of Purchase Price; Payroll Deduction Changes; Share Issuances.

10.1.Payroll Deductions. The Purchase Price of the shares is accumulated by regular payroll deductions from the Participant’s Compensation accumulated during each Offering Period, as set forth in the Participant’s Subscription Agreement. The Subscription Agreement shall set forth the percentage of the Participant’s Compensation to be deducted on each pay day during an Offering Period in one percent (1%) increments not less than one percent (1%) (except as a result of an election pursuant to Section 10.2 to stop payroll deductions effective following the first day of an Offering), nor greater than ten percent (10%). Payroll deductions shall commence on the first payday following the beginning of any Offering Period, and shall continue to the end of the applicable Offering Period unless sooner altered or terminated as provided herein. Notwithstanding the foregoing, a Participant’s payroll deductions for each calendar year may not exceed $25,000 in Fair Market Value. The Committee may change the foregoing limits on payroll deductions effective as of any Offering Date. All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company.

10.2.Modifications. A Participant may decrease the rate of payroll deductions during an Offering Period by completing a new Subscription Agreement for payroll deductions, with the new rate to become effective on the first day of the month following the end of the month after receipt of the new Subscription Agreement and continuing for the remainder of the Offering Period unless changed. A Participant may increase or decrease the rate of payroll deductions for any future Offering Period by completing a new Subscription Agreement prior to the beginning of such Offering Period.

10.3.Purchase of Shares. On each Purchase Date of an Offering Period, so long as this Plan remains in effect and provided that a Participant has not withdrawn from this Plan and the Participant’s participation in the Offering has not otherwise terminated before such Purchase Date, the Participant will automatically acquire pursuant to the exercise of the Participant’s Purchase Right the whole number of shares of Stock determined by dividing (a) the total amount of the Participant’s payroll deductions accumulated in the Participant’s Plan account during the Offering Period and not previously applied toward the purchase of Stock by (b) the Purchase Price. Any remaining cash balance will be addressed as set forth in Section 10.4 below. In no event will the number of shares purchased by the Participant during an Offering Period exceed the number of shares subject to the Participant’s Purchase Right. No Stock will be purchased on a Purchase Date on behalf of a Participant whose participation in the Offering or this Plan has terminated prior to such Purchase Date.

10.4.Return of Plan Account Balance. Any cash balance remaining in a Participant’s Plan account following any Purchase Date shall be refunded to the Participant as soon as practicable after such Purchase Date. However, if the cash balance to be returned to a Participant pursuant to the preceding sentence is less than the amount that would have been necessary to purchase an additional whole share of Stock on such Purchase Date, the

Company may retain the cash balance in the Participant’s Plan account to be applied toward the purchase of shares of Stock in the subsequent Purchase Period or Offering Period.

10.5.Expiration of Purchase Right. Any portion of a Participant’s Purchase Right remaining unexercised after the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of the Offering Period.

10.6.Pro Rata Allocation of Shares. If the number of shares of Stock which might be purchased by all Participants on a Purchase Date exceeds the number of shares of Stock available in this Plan as provided in Section 4 or the maximum aggregate number of shares of Stock that may be purchased on such Purchase Date pursuant to a limit established by the Committee pursuant to Section 9, the Company shall make a pro rata allocation of the shares available in as uniform a manner as practicable and as the Company determines to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

10.7.Delivery of Shares. As promptly as practicable after the Purchase Date, the Company will issue shares for the Participant’s benefit representing the shares purchased upon exercise of his or her Purchase Right.

11.Limitations on Shares to be Purchased. No Participant will be granted a Purchase Right which permits his or her right to purchase shares of Stock under this Plan to accrue at a rate which, when aggregated with such Participant’s rights to purchase shares under all other employee stock purchase plans of a Participating Company intended to meet the requirements of Section 423 of the Code, exceeds $25,000 in Fair Market Value (or such other limit, if any, as may be imposed by the Code) for each calendar year in which such Purchase Right is outstanding at any time. For purposes of the preceding sentence, the Fair Market Value of shares purchased during a given Offering Period will be determined as of the Offering Date for such Offering Period. The limitation described in this Section shall be applied in conformance with Section 423(b)(8) of the Code and the regulations thereunder.

12.Withdrawal.

12.1.Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified by the Company. Unless otherwise determined by the Committee, such withdrawal may be elected at any time prior to fifteen (15) days before the Purchase Date.

12.2.Upon withdrawal from this Plan, the accumulated payroll deductions that have not been applied toward the purchase of shares of Stock will be returned to the withdrawn Participant as soon as practicable after the withdrawal, without interest (unless otherwise required by applicable law), and his or her interest in this Plan and the Offering will terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date after such withdrawal by meeting this Plan’s eligibility requirements and filing a new Subscription Agreement.

13.Notification of Disposition of Shares. The Company may require the Participant to give the Company prompt notice of any disposition of shares of Stock acquired by exercise of a Purchase Right which occurs within the later of two years after the date of grant of such Purchase Right or one year after the date of exercise of such Purchase Right.

14.Termination of Employment. Termination of a Participant’s employment for any reason, including (but not limited to) retirement, death, disability, or the failure of a Participant to remain an Eligible Employee, immediately terminates his or her participation in this Plan. Employee status shall be determined under the applicable Section 423 rules for Participants in the 423 Component.

15.Effect of a Change in Control on Purchase Rights. In the event of a Change in Control, the Board (or the Committee) may, provide for any of, or a combination of any of, the following: (a) each Purchase Right shall be assumed or an equivalent purchase right shall be substituted by the successor entity or parent or subsidiary of such successor entity; (b) a date selected by the Board (or the Committee) on or before the date of consummation of such

Change in Control shall be treated as a Purchase Date and all outstanding Purchase Rights shall be exercised on such date; (c) all outstanding Purchase Rights shall terminate and the accumulated payroll deductions will be refunded to each Participant upon or immediately prior to the Change in Control; or (d) outstanding Purchase Rights shall continue unchanged.

16.Return of Payroll Deductions. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company will deliver to the Participant (or in the case of the Participant’s death, to his or her legal, representative) all accumulated payroll deductions credited to such Participant’s account. No interest will accrue on the payroll deductions of a Participant in this Plan or otherwise be credited to the Participant’s Plan account, unless otherwise required by law.

17.No Assignability. Neither payroll deductions credited to a Participant’s account nor any Purchase Rights may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than as provided by this Plan or by will or the laws of descent and distribution. A beneficiary designation pursuant to Section 21 shall not be treated as a disposition for this purpose. Any such attempt at assignment, transfer, pledge, or other disposition will be void and without effect, except that the Company may treat such act as an election to withdraw from this Plan as provided in Section 12.

18.Administration.

18.1.Administration by the Committee. This Plan shall be administered by the Committee. All questions of interpretation of this Plan, of any form of agreement or other document employed by the Company in the administration of this Plan, or of any Purchase Right shall be determined by the Committee, and such determinations shall be final, binding and conclusive upon all persons having an interest in this Plan or the Purchase Right, unless fraudulent or made in bad faith. The Committee shall determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical), including which Designated 423 Corporations and Designated Non-423 Corporations will participate in the 423 Component or the Non-423 Component. Subject to the provisions of this Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights and may exercise such powers and perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Parents and Subsidiaries and to carry out the intent that the 423 Component be treated as an Employee Stock Purchase Plan (including by ensuring that all Participants granted Purchase Rights pursuant an Offering under the 423 Component will have the same rights and privileges within the meaning of Section 423 of the Code). Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to this Plan or any agreement thereunder (other than determining questions of interpretation pursuant to the second sentence of this Section 18.1) shall be final, binding and conclusive upon all persons having an interest therein. All expenses reasonably incurred by the Company in the administration of this Plan shall be paid by the Company.

18.2.Authority of Officers. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of or that is allocated to the Company herein, provided that the Officer has actual authority with respect to such matter, right, obligation, determination or election.

18.3.Policies and Procedures Established by the Company. Without regard to whether any Participant’s Purchase Right may be considered adversely affected, the Company may, from time to time, consistent with this Plan (and, with respect to the 423 Component, the requirements of Section 423), establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its discretion, for the proper administration of this Plan.

19.Use of Participant Funds and Reports. Unless otherwise required by law, the Company may use all payroll deductions received or held by it under this Plan for any corporate purpose, and the Company will not be required to segregate Participant payroll deductions, and, until shares are issued, Participants will only have the rights of an unsecured creditor. Each Participant who has exercised all or part of such Participant’s Purchase Right will receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total payroll deductions accumulated, the number of shares purchased, the Purchase Price thereof, the date of purchase, and the remaining cash balance, if any, refunded or carried forward to the next Purchase Period or Offering Period, as the case may be. The report required by this Section may be delivered in such form and by such means, including by electronic transmission, as the Company may determine. In addition, each Participant shall be provided information concerning the Company equivalent to that information provided generally to the Company’s stockholders.

20.No Rights to Continued Employment. Neither this Plan nor the grant of any Purchase Right hereunder will confer any right on any employee to remain in the employ of the Participating Company Group or restrict the right of the Participating Company Group to terminate such employee’s employment.

21.Designation of Beneficiary.

21.1.If provided in the Subscription Agreement, a Participant may file a written or electronic designation of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death after the end of a Purchase Period but prior to delivery to him of such shares and cash. In addition, a Participant may file a written or electronic designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form will be valid only if it was filed with the Company and/or any third party administrator at the prescribed location before the Participant’s death.

21.2.Such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, unless otherwise required by applicable law, the Company will deliver any shares or cash credited to the Participant’s Plan account to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares or cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

22.Compliance with Securities Law. The issuance of shares of Stock under this Plan shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. A Purchase Right may not be exercised if the issuance of shares upon such exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any securities exchange or market system upon which the Stock may then be listed. In addition, no Purchase Right may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Purchase Right be in effect with respect to the shares issuable upon exercise of the Purchase Right, or (b) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Purchase Right may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares under this Plan shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

23.Rights as a Stockholder. A Participant shall have no rights as a stockholder by virtue of the Participant’s participation in this Plan until the date of the issuance of the shares of Stock purchased pursuant to the exercise of the Participant’s Purchase Right (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such shares are issued, except as provided in Section 4.

24.Governing Law. This Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

25.Amendment and Termination of this Plan. The Committee may at any time amend, suspend or terminate this Plan, except that (a) no such amendment, suspension or termination shall affect Purchase Rights previously granted under this Plan unless expressly provided by the Board, and (b) no such amendment, suspension or termination may materially adversely affect a Purchase Right applicable to an ongoing Offering Period under this Plan without the consent of the Participant, except to the extent permitted by this Plan or as may be necessary to qualify the 423 Component of this Plan as an Employee Stock Purchase Plan or to comply with any applicable law, regulation or rule. In addition, an amendment to this Plan must be approved by the stockholders of the Company within twelve (12) months of the adoption of such amendment if such amendment would authorize the sale of more shares than are then authorized for issuance under this Plan or would change the definition of the corporations that may be designated by the Committee as Participating Companies. Notwithstanding the foregoing, in the event that the Committee determines that continuation of this Plan or an Offering would result in unfavorable financial accounting consequences to the Company, the Committee may, in its discretion and without the consent of any Participant, including with respect to an Offering Period then in progress: (i) terminate this Plan or any Offering Period; (ii) accelerate the Purchase Date of any Offering Period; (iii) reduce the discount or the method of determining the Purchase Price in any Offering Period (e.g., by determining the Purchase Price solely on the basis of the Fair Market Value on the Purchase Date); (iv) reduce the maximum number of shares of Stock that may be purchased in any Offering Period; or (v) take any combination of the foregoing actions.

26.Non-U.S. Participants. The Committee shall have the power, in its discretion, to adopt such procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in this Plan by Employees who are foreign nationals or employed or reside outside the United States. Without limiting the generality of, but consistent with, the foregoing, the Committee specifically is authorized to adopt rules, procedures and sub-plans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 regarding, without limitation, eligibility to participate in this Plan, handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, which may vary according to local requirements or practices.

27.Definitions and Construction.

27.1.Definitions. Any term not expressly defined in this Plan but defined for purposes of Section 423 shall have the same definition herein. Whenever used herein, the following terms shall have their respective meanings set forth below:

27.1.1.“423 Component” means the part of this Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

27.1.2.“Administrator” means the Committee or officer or employee of the Company to whom the Committee has delegated its authority under this Plan, to the extent permitted by applicable law.

27.1.3.“Board” means the Board of Directors of the Company.

27.1.4.“Business Day” means any day on which the national stock exchange on which the Stock is traded is available and open for trading.

27.1.5.“Change in Control” means the occurrence (after the Effective Date) of any of the following events:

a.a sale, transfer or disposition of all or substantially all of the Company’s assets other than to (i) a corporation or other entity of which at least a majority of its combined voting power is owned directly or indirectly by the Company, (ii) a corporation or other entity owned directly or indirectly by the holders of capital stock of the Company in substantially the same proportions as their ownership of Stock, or (iii) an Excluded Entity (as defined in subsection (b) below); or

b.any merger, consolidation or other business combination transaction of the Company with or into another corporation, entity or person, other than a transaction with or into another corporation, entity or person in which the holders of at least a majority of the shares of voting capital stock of the Company outstanding immediately prior to such transaction continue to hold (either by such shares remaining outstanding in the continuing entity or by their being converted into shares of voting capital stock of the surviving entity) a majority of the total voting power represented by the shares of voting capital stock of the Company (or the surviving entity) outstanding immediately after such transaction (an “Excluded Entity”); or

c.any direct or indirect purchase or other acquisition by any person or “group” (as defined in or under Section 13(d) of the Exchange Act), other than a Current Parent or another person that is controlled by a Current Parent, of more than fifty percent (50%) of the total outstanding equity interests in or voting securities of the Company, excluding any transaction that is determined by the Board in its reasonable discretion to be a bona fide capital raising transaction.

Notwithstanding anything stated herein, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation, or to create a holding company that will be owned in substantially the same proportions by the persons who hold the Company’s securities immediately before such transaction.

27.1.6.“Code” means the U.S. Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

27.1.7.“Committee” means Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer this Plan and having such powers in each instance as shall be specified by the Board. If, at any time, there is no committee of the Board then authorized or properly constituted to administer this Plan, the Board shall exercise all of the powers of the Committee granted herein, and, in any event, the Board may in its discretion exercise any or all of such powers.

27.1.8.“Company” means Cibus, Inc., a Delaware corporation, or any successor corporation thereto.

27.1.9.“Compensation” means base salary or hourly wages payable in cash.

27.1.10.“Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering and then only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

27.1.11.“Current Parent” means a person that is a Parent as of the Effective Date, or any other person in which a Current Parent owns, directly or indirectly, equity securities possessing than fifty percent (50%) or more of the total combined voting power of all classes of stock.

27.1.12. “Designated 423 Corporation” means any Parent or Subsidiary selected by the Board as eligible to participate in the 423 Component.

27.1.13.“Designated Non-423 Corporation” means any Parent, Subsidiary or Affiliate selected by the Board as eligible to participate in the Non-423 Component.

27.1.14.“Director” means a member of the Board.

27.1.15.“Employee” means a person treated as an employee of a Participating Company for purposes of Section 423. A Participant shall be deemed to have ceased to be an Employee either upon an actual termination of employment or upon the corporation employing the Participant ceasing to be a Participating Company.

27.1.16.“Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

27.1.17.“Eligible Employee” means an Employee who meets the eligibility requirements set forth in Section 5 of this Plan.

27.1.18.“Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with the rules, regulations, and interpretations promulgated thereunder.

27.1.19.“Fair Market Value” means on any given date, the closing price per share of Stock as reported for such day by the principal exchange or trading market on which Stock is traded (as determined by the Administrator) or, if Stock was not traded on such date, on the next preceding day on which Stock was traded. If the Stock is not listed on a stock exchange or if trading activities for Stock are not reported, the Fair Market Value will be determined by the Committee or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Section 409A of the Code).

27.1.20.“Non-423 Component” means the part of this Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for Employee Stock Purchase Plans may be granted to Eligible Employees.

27.1.21.“Offering” means an offering of Stock pursuant to this Plan, as provided in Section 6. More than one Offering may run concurrently, the terms of which need not be the same, as permitted under Section 423.

27.1.22.“Offering Date” means, for any Offering Period, the first day of such Offering Period.

27.1.23.“Offering Period” means a period, established by the Committee in accordance with Section 6, during which an Offering is outstanding.

27.1.24.“Officer” means any person designated by the Board as an officer of the Company.

27.1.25.“Parent” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

27.1.26.“Participant” means an Eligible Employee who has become a participant in an Offering Period in accordance with Section 7 and remains a participant in accordance with this Plan.

27.1.27.“Participating Company” means a Designated Non-423 Corporation or Designated 423 Corporation. The Committee shall have the discretion to determine from time to time which Parents or Subsidiaries shall be Participating Companies.

27.1.28.“Participating Company Group” means, at any point in time, the Company and all other corporations collectively which are then Participating Companies.

27.1.29.“Purchase Date” means, for any Offering Period, the last day of such Offering Period, or, if so determined by the Committee, the last day of each Purchase Period occurring within such Offering Period.

27.1.30.“Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period and on the final date of which outstanding Purchase Rights are exercised.

27.1.31.“Purchase Price” means the price at which a share of Stock may be purchased under this Plan, as determined in accordance with Section 8.

27.1.32.“Purchase Right” means an option granted to a Participant pursuant to this Plan to purchase such shares of Stock as provided in Section 9, which the Participant may or may not exercise during the Offering Period in which such option is outstanding. Such option arises from the right of a Participant to withdraw any payroll deductions accumulated on behalf of the Participant and not previously applied to the purchase of Stock under this Plan, and to terminate participation in this Plan at any time during an Offering Period.

27.1.33.“Section 423” means Section 423 of the Code.

27.1.34.“Securities Act” means the United States Securities Act of 1933, as amended.

27.1.35.“Stock” means the Company’s Class A Common Stock, par value $0.0001 per share, as adjusted from time to time in accordance with Section 4.

27.1.36.“Subscription Agreement” means a written or electronic agreement, in such form as is specified by the Company, stating an Employee’s election to participate in this Plan and authorizing payroll deductions under this Plan from the Employee’s Compensation.

27.1.37.“Subscription Date” means the last Business Day prior to the Offering Date of an Offering Period or such earlier date as the Company shall establish.

27.1.38.“Subsidiary” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

27.2.Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.